Exhibit 99.2

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Investor Relations
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Delta Reports Financial and Operating Performance for March 2016

ATLANTA, April 4, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for March 2016.

Consolidated passenger unit revenue (PRASM) for the month of March declined 5.0% year over year. Results for the month include a 1.5 point headwind from foreign exchange and a $5 million impact from the recent events in Brussels. While there was pressure on close-in yields during the month, demand remains solid with forward bookings tracking ahead of last year.

In an Investor Update issued this morning, Delta announced that it expects operating margin to be in the 18% - 19% range and its unit revenue to decline approximately 4.5% for the March quarter.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
March consolidated PRASM change year over year	(5.0)%
March mainline completion factor	99.9%
March on-time performance (preliminary DOT A14)	87.8%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 324 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the effects of terrorist attacks or geopolitical conflict; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Apr. 4, 2016, and which we have no current intention to update.

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Non-GAAP Reconciliation

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Operating Margin, adjusted for special items

We adjust for the following items to determine operating margin, adjusted for special items, for the reasons described below:

•	Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.
•	Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.
•	Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

	Three Months Ended
	March 31,
	(Projected)
	2016	2015
Operating margin	16.2% to 17.0%	14.9%
Adjusted for:
MTM adjustments and settlements	1.6% to 1.8%	(6.3)%
Restructuring and other	-	0.1%
Refinery sales	0.2%	0.1%
Operating margin, adjusted	18.0% to 19.0%	8.8%

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Mar 2016	Mar 2015	Change		Mar 2016	Mar 2015	Change

RPMs (000):
Domestic	11,306,473	10,902,638	3.7%		29,661,658	28,041,914	5.8%
Delta Mainline	9,477,252	9,059,253	4.6%		24,883,058	23,220,679	7.2%
Regional	1,829,221	1,843,385	(0.8%)		4,778,600	4,821,235	(0.9%)
International	6,452,634	6,643,003	(2.9%)		18,055,265	18,178,949	(0.7%)
Latin America	1,974,189	1,848,561	6.8%		5,677,934	5,274,578	7.6%
Delta Mainline	1,918,674	1,812,862	5.8%		5,519,729	5,179,094	6.6%
Regional	55,515	35,699	55.5%		158,205	95,484	65.7%
Atlantic	2,598,520	2,722,976	(4.6%)		6,870,786	7,102,327	(3.3%)
Pacific	1,879,925	2,071,466	(9.2%)		5,506,545	5,802,044	(5.1%)
Total System	17,759,107	17,545,641	1.2%		47,716,922	46,220,863	3.2%

ASMs (000):
Domestic	13,172,803	12,529,110	5.1%		35,835,297	33,712,247	6.3%
Delta Mainline	10,911,225	10,258,016	6.4%		29,603,343	27,416,335	8.0%
Regional	2,261,578	2,271,094	(0.4%)		6,231,954	6,295,912	(1.0%)
International	7,771,342	8,103,263	(4.1%)		22,304,514	22,884,861	(2.5%)
Latin America	2,354,004	2,269,923	3.7%		6,849,438	6,482,403	5.7%
Delta Mainline	2,285,093	2,223,966	2.7%		6,649,412	6,352,367	4.7%
Regional	68,911	45,957	49.9%		200,026	130,036	53.8%
Atlantic	3,269,334	3,438,637	(4.9%)		9,159,944	9,483,243	(3.4%)
Pacific	2,148,004	2,394,703	(10.3%)		6,295,133	6,919,215	(9.0%)
Total System	20,944,145	20,632,373	1.5%		58,139,811	56,597,108	2.7%

Load Factor:
Domestic	85.8%	87.0%	(1.2)	pts	82.8%	83.2%	(0.4)	pts
Delta Mainline	86.9%	88.3%	(1.4)	pts	84.1%	84.7%	(0.6)	pts
Regional	80.9%	81.2%	(0.3)	pts	76.7%	76.6%	0.1	pts
International	83.0%	82.0%	1.0	pts	80.9%	79.4%	1.5	pts
Latin America	83.9%	81.4%	2.5	pts	82.9%	81.4%	1.5	pts
Delta Mainline	84.0%	81.5%	2.5	pts	83.0%	81.5%	1.5	pts
Regional	80.6%	77.7%	2.9	pts	79.1%	73.4%	5.7	pts
Atlantic	79.5%	79.2%	0.3	pts	75.0%	74.9%	0.1	pts
Pacific	87.5%	86.5%	1.0	pts	87.5%	83.9%	3.6	pts
Total System	84.8%	85.0%	(0.2)	pts	82.1%	81.7%	0.4	pts

Mainline Completion Factor	99.9%	99.3%	0.6	pts

Passengers Boarded	15,773,717	15,454,167	2.1%		41,907,801	40,004,251	4.8%

Cargo Ton Miles (000):	162,674	197,247	(17.5%)		474,561	546,753	(13.2%)

a Results include flights operated under contract carrier arrangements

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